                                                                     EXHIBIT 4.1

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                                    INDENTURE

                             Dated as of May 9, 1997

                                      Among

                           COLORADO PRIME CORPORATION,

                     THE SUBSIDIARY GUARANTORS LISTED HEREIN

                                       and

                        THE BANK OF NEW YORK, AS TRUSTEE



                           ---------------------------



                               up to $100,000,000
                          12.50% Senior Notes due 2004





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

                                TABLE OF CONTENTS

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions .................................................   1
SECTION 1.02.  Other Definitions ...........................................  18
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act ...........  19
SECTION 1.04.  Rules of Construction .......................................  19

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  Form and Dating .............................................  20
SECTION 2.02.  Execution and Authentication ................................  22
SECTION 2.03.  Registrar and Paying Agent ..................................  22
SECTION 2.04.  Paying Agent to Hold Money in Trust .........................  23
SECTION 2.05.  Noteholder Lists ............................................  23
SECTION 2.06.  Transfer and Exchange .......................................  23
SECTION 2.07.  Replacement Notes ...........................................  33
SECTION 2.08.  Outstanding Notes ...........................................  33
SECTION 2.09.  Treasury Notes ..............................................  33
SECTION 2.10.  Temporary Notes .............................................  34
SECTION 2.11.  Cancellation ................................................  34
SECTION 2.12.  Defaulted Interest ..........................................  34
SECTION 2.13.  CUSIP or CINS Number ........................................  34
SECTION 2.14.  Payments of Interest ........................................  35
SECTION 2.15.  Ranking .....................................................  35

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  Notices to Trustee ..........................................  35
SECTION 3.02.  Selection of Notes to Be Redeemed ...........................  36
SECTION 3.03.  Notice of Redemption ........................................  36
SECTION 3.04.  Effect of Notice of Redemption ..............................  37
SECTION 3.05.  Deposit of Redemption Price .................................  37

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
SECTION 3.06.  Notes Redeemed in Part ......................................  37

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  Payment of Notes ............................................  37
SECTION 4.02.  Maintenance of Office or Agency .............................  38
SECTION 4.03.  Limitation on Transactions with Affiliates and Related
               Persons .....................................................  38
SECTION 4.04.  Limitation on Indebtedness ..................................  39
SECTION 4.05.  Limitation on Certain Asset Dispositions ....................  41
SECTION 4.06.  Limitation on Restricted Payments ...........................  42
SECTION 4.07.  Corporate Existence .........................................  44
SECTION 4.08.  Payment of Taxes and Other Claims ...........................  45
SECTION 4.09.  Notice of Defaults ..........................................  45
SECTION 4.10.  Maintenance of Properties ...................................  46
SECTION 4.11.  Compliance Certificate ......................................  46
SECTION 4.12.  Provision of Financial Information ..........................  46
SECTION 4.13.  Waiver of Stay, Extension or Usury Laws .....................  47
SECTION 4.14.  Change of Control ...........................................  47
SECTION 4.15.  Limitations Concerning Distributions and Transfers by
               Restricted Subsidiaries .....................................  48
SECTION 4.16.  Limitation on Issuance and Sale of Capital Stock of
               Restricted Subsidiaries .....................................  49
SECTION 4.17.  Limitation on Liens .........................................  49
SECTION 4.18.  Future Subsidiary Guarantors ................................  50

                                    ARTICLE 5
                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Restriction on Mergers, Consolidations and Certain Sales
               of Assets ...................................................  51
SECTION 5.02.  Successor Corporation Substituted ...........................  51

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default ...........................................  52
SECTION 6.02.  Acceleration ................................................  54
SECTION 6.03.  Other Remedies ..............................................  54
SECTION 6.04.  Waiver of Past Default ......................................  54
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
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
SECTION 6.05.  Control by Majority                                            55
SECTION 6.06.  Limitation on Suits                                            55
SECTION 6.07.  Rights of Holders to Receive Payment                           56
SECTION 6.08.  Collection Suit by Trustee                                     56
SECTION 6.09.  Trustee May File Proofs of Claim                               56
SECTION 6.10.  Priorities                                                     57
SECTION 6.11.  Undertaking for Costs                                          57

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  Duties of Trustee                                              58
SECTION 7.02.  Rights of Trustee                                              59
SECTION 7.03.  Individual Rights of Trustee                                   59
SECTION 7.04.  Trustee's Disclaimer                                           60
SECTION 7.05.  Notice of Defaults                                             60
SECTION 7.06.  Reports by Trustee to Holders                                  60
SECTION 7.07.  Compensation and Indemnity                                     60
SECTION 7.08.  Replacement of Trustee                                         61
SECTION 7.09.  Successor Trustee by Merger, etc                               62
SECTION 7.10.  Eligibility; Disqualification                                  63
SECTION 7.11.  Preferential Collection of Claims Against Company              63

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations                           63
SECTION 8.02.  Application of Trust Money                                     65
SECTION 8.03.  Repayment to Company                                           65
SECTION 8.04.  Reinstatement                                                  65

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01.  Without Consent of Holders                                     66
SECTION 9.02.  With Consent of Holders                                        67
SECTION 9.03.  Compliance with Trust Indenture Act                            68
SECTION 9.04.  Revocation and Effect of Consents                              68
SECTION 9.05.  Notation on or Exchange of Notes                               69
SECTION 9.06.  Trustee to Sign Amendments, etc                                69
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                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE
SECTION 10.01.  Unconditional Subsidiary Guarantee                            70
SECTION 10.02.  Severability                                                  71
SECTION 10.03.  Release of a Subsidiary Guarantor                             71
SECTION 10.04.  Limitation of Subsidiary Guarantor's Liability .              71
SECTION 10.05.  Contribution                                                  72
SECTION 10.06.  Execution of Subsidiary Guarantee                             72
SECTION 10.07.  Subordination of Subrogation and Other Rights                 73
SECTION 10.08.  Ranking                                                       73

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls                                  73
SECTION 11.02.  Notices                                                       73
SECTION 11.03.  Communications by Holders with Other Holders                  74
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent            75
SECTION 11.05.  Statements Required in Certificate or Opinion                 75
SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar                     76
SECTION 11.07.  Governing Law                                                 76
SECTION 11.08.  No Recourse Against Others                                    76
SECTION 11.09.  Successors                                                    76
SECTION 11.10.  Counterpart Originals                                         76
SECTION 11.11.  Severability                                                  76
SECTION 11.12.  No Adverse Interpretation of Other Agreements                 76
SECTION 11.13.  Legal Holidays                                                76
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SIGNATURES

ANNEX A - Subsidiary Guarantors

EXHIBIT A - Form of Note
EXHIBIT B - Form of Certificate of Transfer
EXHIBIT C - Form of Certificate of Exchange

---------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.


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

      INDENTURE dated as of May 9, 1997, among COLORADO PRIME CORPORATION, a
Delaware corporation (the "COMPANY"), the Subsidiary Guarantors listed on Annex
A hereto and The Bank of New York, a New York banking company, as trustee (the
"TRUSTEE").

      Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12.50%
Senior Notes due 2004:



                                    ARTICLE 1


                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

      "ACQUIRED INDEBTEDNESS" means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another
Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

      "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration
Rights Agreement.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

      "AGENT" means any Registrar, Paying Agent or co-Registrar.  See Section
2.03.

      "APPLICABLE PROCEDURES" means with respect to any transfer or exchange of interests in a Global Note, the rules and procedures of DTC, Euroclear or Cedel that apply to such transfer or exchange.



      "ASSET DISPOSITION" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any individual isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $250,000,
(d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.17, (f) any Restricted Payment permitted by Section 4.06, (g) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition, (h) any disposition that constitutes a Change of Control or (i) any Permitted Receivables Financing.

      "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company or any Subsidiary Guarantor, as the case may be, or any authorized committee of that Board.

      "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.


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

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as capital leases or liabilities on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

      "CEDEL" means Cedel Bank, societe anonyme.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

      "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "CONSOLIDATED EBITDA" of any Person means for any period the Consolidated Net Income of such Person for such Period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus
(iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or


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
reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of any Person means for any period the ratio of (i) Consolidated EBITDA of such Person for such period to
(ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause
(ii) (A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii) (A), minus (E) Consolidated Interest Expense of such Person to the extent included in clause (ii) (A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii) (D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of computation, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, or any successor provision and may include reasonably ascertainable cost savings.

      "CONSOLIDATED INCOME TAX EXPENSE" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and (b) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, declared, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

      "CONSOLIDATED NET INCOME" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) non-cash gains and losses due solely to fluctuations in currency values, (d) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (e) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (f) all gains and losses classified as extraordinary, unusual or nonrecurring in accordance with GAAP and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

      "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and (i) whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director or (ii) whose election was duly approved by the Principals at a meeting of stockholders of the Company called for such purpose.


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

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

      "CREDIT AGREEMENT" means, collectively, (i) that certain Credit Agreement, dated as of May 9, 1997, between the Company and Dresdner Bank AG, New York and Grand Cayman Branches, as agent and certain other financial institutions and
(ii) any deferrals, renewals, extensions, replacements, refinancings or refundings of any of the foregoing, or amendments, modifications or supplements to (including, without limitation, any amendment increasing the amount borrowed or reimbursement obligation thereunder) whether by or with the same or any other lender, creditor, or group of creditors and including related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

      "DEFAULT" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

      "DISQUALIFIED STOCK" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes.

      "DTC" means the Depository Trust Company or its successors.

      "EUROCLEAR" means Morgan Guaranty Trust Company of New York
(Brussels Office) as operator of the Euroclear system.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "EXCHANGE REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

      "EXPIRATION DATE" has the meaning set forth in the definition of "Offer to Purchase" below.

      "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the


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

American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

      "GLOBAL NOTE" means the global note, without coupons, representing all or a portion of the Notes deposited with DTC substantially in the form of Exhibit A attached hereto.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition of liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

      "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the books of the Registrar or any co-Registrar.

      "HOLDINGS" means Colorado Prime Holdings, Inc., a Delaware corporation.

      "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary of the Company or merges into or consolidates with the Company or any of its Restricted Subsidiaries.

      "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through
(vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary of the Company to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary of the Company.

      "INDENTURE" means this Indenture as amended or supplemented from time to time.

      "INITIAL GLOBAL NOTES" means the Regulation S Global Note and the Restricted Global Note, each of which contains a Securities Act Legend.

      "INITIAL NOTES" means the Notes containing a Securities Act Legend.


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

      "INSTITUTIONAL ACCREDITED INVESTORS" means an institution that is an "accredited investor" as that term is defined in Rule 501(a) (1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act

      "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

      "INVESTMENT" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

      "ISSUE DATE" means the original issue date of the Notes.

      "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "MANAGEMENT INVESTORS" means full-time members of management of the Company who acquire stock of Holdings, on or after the Issue Date, and any of their Permitted Transferees.

      "MATURITY DATE" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

      "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Assets Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities,
(iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of Section 4.05) and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

      "NOTEHOLDER" has the meaning set forth in the definition of "Holder" above.

      "NOTES" means the 12.50% Senior Notes due 2004 issued pursuant to the terms of this Indenture, as amended or supplemented from time to time.

      "OFFER" has the meaning set forth in the definition of "Offer to Purchase" below.

      "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by the Company by first class mail, postage prepaid, in the case of the Global Notes to DTC and in the case of Certificated Notes to each Holder at his address appearing in the register for the Notes, in each case, on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "PURCHASE DATE") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the

Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

            (i) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

            (ii) the Expiration Date and the Purchase Date;

            (iii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "PURCHASE AMOUNT");

            (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "PURCHASE PRICE");

            (v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

            (vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

            (vii) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

            (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (ix) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

            (x) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

            (xi) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

            (xii) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

      An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

      "OFFICER" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

      "OFFICERS' CERTIFICATE" means a certificate signed by two Officers (one of whom shall be the Chief Financial Officer of the Company) or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

      "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and with respect to DTC, shall include Euroclear and Cedel).

      "PERMITTED ASSET SWAP" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of (i) cash, (ii) assets used or useful in the business of the Company as conducted on the Issue Date or reasonable extensions, developments or expansions thereof or ancillary thereto and/or (iii) other assets in an amount less than 15% of the fair market value of such transaction or transactions.

      "PERMITTED HOLDER" means any of (i) the Principals and their Related Persons and Affiliates and (ii) the Management Investors.

      "PERMITTED INVESTMENTS" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in time deposits and certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia or incorporated in a foreign jurisdiction and having a branch office in the United States (each, an "APPROVED BANK"), in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Restricted Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) repurchase obligations of an Approved Bank for government obligations with a term of not more than seven days; (vii) investments in money market mutual funds having assets in excess of $2.5 billion all of whose assets are comprised of government obligations; (viii) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company; (ix) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (x) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture; (xii) Investments received as consideration for an Asset Disposition in compliance with Section 4.05; (xiii) Investments in Restricted Subsidiaries or by virtue of which a Person becomes a Restricted Subsidiary;
(xiv) loans and advances to employees made in the ordinary course of business;
(xv) Investments the sole consideration for which consists of Capital Stock of the Company and (xvi) Investments required in connection with any Permitted Receivables Financing to the extent such Investments are customary in respect of transactions of such nature.

      "PERMITTED RECEIVABLES FINANCING" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which (a) a Securitization Subsidiary purchases Receivables and Related Assets from the Company or any Restricted Subsidiary and finances such Receivables and Related Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets or (b) the Company or a Restricted Subsidiary finances Receivables and Related Assets through the sale of Receivables and Related Assets or fractional undivided interests therein; provided that (i) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Receivables and Related Assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (iv) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (v) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

      "PERMITTED TRANSFEREE" means, with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such Management Investor and (ii) any trust, corporation or partnership, the beneficiaries, stockholders or partners of which consist entirely of one or more Management Investors or individuals described in clause (i) above.

      "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "PRINCIPAL" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

      "PRINCIPALS" means TC Equity Partners, L.L.C. and any Person controlled by TC Equity Partners, L.L.C., any Related Person of TC Equity Partners, L.L.C. and certain other Persons related to TC Equity Partners, L.L.C.

      "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in the Registration Rights Agreement.

      "PURCHASE AMOUNT" has the meaning set forth in the definition of "Offer to Purchase" above.

      "PURCHASE DATE" has the meaning set forth in the definition of "Offer to Purchase" above.

      "PURCHASE PRICE" has the meaning set forth in the definition of "Offer to Purchase" above.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "RECEIVABLES AND RELATED ASSETS" means accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivable, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

      "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

      "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed as Exhibit A.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
Agreement dated the date hereof among the Company, the Subsidiary Guarantors, J.P. Morgan Securities Inc. and Dresdner Kleinwort Benson North America LLC.

      "REGULATION S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as it may be amended from time to time.

      "RELATED PERSON" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

      "RESTRICTED CERTIFICATED NOTE" means a Certificated Note containing a Securities Act Legend.

      "RESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company other than an Unrestricted Subsidiary and (ii) any successor to a substantial portion of the assets of any Subsidiary other than an Unrestricted Subsidiary.

      "RULE 144" shall have the meaning set forth in the Registration Rights Agreement.

      "RULE 144A" shall have the meaning set forth in the Registration Rights Agreement.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "SECURITIZATION SUBSIDIARY" means a Wholly Owned Subsidiary of the Company, which is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto.

      "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

      "STATED MATURITY," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

      "SUBORDINATED INDEBTEDNESS" means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes.

      "SUBSIDIARY" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

      "SUBSIDIARY GUARANTEE" means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.

      "SUBSIDIARY GUARANTOR" means each Restricted Subsidiary existing as of the Issue Date and listed on Schedule I hereto and each Restricted Subsidiary, if any, of the Company formed or acquired after the Issue Date, which pursuant to the terms of this Indenture executes a supplement to this Indenture as a guarantor.

      "TANGIBLE ASSETS" means the total amount of assets of the Company and the Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code SectionSection 77aaa- 77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03

      "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

      "TRUST OFFICER" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

      "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Securities Act Legend.

      "UNRESTRICTED NOTES" means the Notes that do not and are not required to bear the Securities Act Legend.

      "UNRESTRICTED CERTIFICATED NOTES" means one or more Certificated Notes that do not and are not required to bear the Securities Act Legend.

      "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the following provisions. The Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary
(i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

      "VOTING STOCK" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      SECTION 1.02. Other Definitions.


            TERM                              DEFINED IN SECTION
      "Bankruptcy Law"                            6.01
      "Certificated Note"                         2.01(b)
      "Change of Control"                         4.14
      "Custodian"                                 6.01
      "Event of Default"                          6.01
      "Funding Subsidiary Guarantor"             10.05
      "Paying Agent"                              2.03
      "Registrar"                                 2.03
      "Regulation S Global Note"                  2.01(a)
      "Required Filing Dates"                     4.12
      "Restricted Global Note"                    2.01(a)
      "Securities Act Legend"                     2.06(f)
      "United States Government Obligations"      8.01(b)

      SECTION 1.03. Incorporation by Reference of Trust Indenture Act .

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "COMMISSION" means the Securities and Exchange Commission.

      "INDENTURE SECURITIES" means the Notes.

      "INDENTURE SECURITY HOLDER" means a Holder or Noteholder.

      "INDENTURE TO BE QUALIFIED" means this Indenture.

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

      "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.04.  Rules of Construction.

      Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions; and

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                    ARTICLE 2


                                    THE NOTES

      SECTION 2.01.  Form and Dating.

      (a) GLOBAL NOTES. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered from substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee, as custodian for DTC. Such Note or Notes shall be referred to herein as the "RESTRICTED GLOBAL NOTE." Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee, as custodian for DTC. Such Note or Notes shall be referred to herein as the "REGULATION S GLOBAL NOTE." Unrestricted Global Notes shall be issued initially in accordance with Sections 2.06(b) (iv), 2.06(c) (ii) and 2.06(e) in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

      Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      Upon the issuance of the Global Note to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with the respective interests owned by such Participants. Interests in the Global Notes shall be limited to Participants, including Euroclear and Cedel, and indirect participants.

      The Participants shall not have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by DTC, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Interest, if any, on the Global Notes and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

      The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Cedel.

     (b) CERTIFICATED NOTES. Notes offered and sold to Institutional Accredited Investors who are not also QIBs shall be issued initially substantially in the form of Exhibit A hereto, in certificated form and issued in the names of the purchasers thereof (or their nominees), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Notes, together with any Notes subsequently issued, whether pursuant to the terms of Section 2.06 hereof or otherwise, that are not Global Notes, shall be referred to herein as the "CERTIFICATED NOTES."

      (c) NOTES. The provisions of the form of Notes contained in Exhibit A hereto are incorporated herein by reference. The Notes and the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement (including notations relating to the Subsidiary Guarantee) on them. If required, the Notes may bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture.

      SECTION 2.02. Execution and Authentication. Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

      A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount of $100,000,000 in one series, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for a like principal amount of Initial Notes upon a written order signed by an Officer of the Company. The order shall be based upon a Board Resolution of the Company to similar effect filed with the Trustee and shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The order shall also provide instructions concerning registration, amounts for each Holder and delivery. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07. The Notes shall be issued only in registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof.

      SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

      The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar. None of the Company, its Subsidiaries or any of their Affiliates may act as Paying Agent.

      SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

      SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

      SECTION 2.06. Transfer and Exchange.

      (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Transfers of a Global Note shall be limited to transfer of such Global Note in whole, but not in part to DTC, its successors or their respective nominees by delivery. Global Notes will be exchanged by the Company for Certificated Notes only (i) if DTC notifies the Company that it is unwilling or unable to continue to act as depositary with respect to the Global Notes or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days or (ii) if the owner of an interest in the Global Notes requests such Certificated Notes, following an Event of Default under the Indenture, in a writing delivered through DTC to the Trustee.

      Upon the occurrence of any of the events specified in the previous paragraph, Certificated Notes shall be issued in such names as DTC shall instruct the Trustee and the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Certificated Notes issued in exchange for an Initial Global Note pursuant to this Section 2.06(a) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein. Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section
2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).

      (b) TRANSFER AND EXCHANGE OF INTERESTS IN GLOBAL NOTES. The transfer and exchange of interests in Global Notes shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. Interests in

Initial Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. Transfers of interests in Global Notes shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

            (i) All Transfers and Exchanges of Interests in Global Notes. In connection with all transfers and exchanges of interests in Global Notes (other than transfers of Interests in a Global Note to Persons who take delivery thereof in the form of an interest in the same Global Note), the transferor of such interest must deliver to the Registrar (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect participant directing DTC to credit or cause to be credited an interest in the specified Global Note in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Note to effect the transfer referred to in (1) and (2) above.

            (ii) Transfer of Interests in the Same Initial Global Note. Interests in any Initial Global Note may be transferred to Persons who take delivery thereof in the form of an interest in the same Initial Global Note in accordance with the transfer restrictions set forth in
      Section 2.06(f) hereof.

            (iii) Transfer of Interests to Another Initial Global Note. Interests in any Initial Global Note may be transferred to Persons who take delivery thereof in the form of an interest in another Initial Global
      Note if the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of an interest in the Restricted Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

                  (B) if the transferee will take delivery in the form of an interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

            (iv) Transfer and Exchange of Interests in Initial Global Note for Interests in an Unrestricted Global Note. Interests in any Initial Global Note may be exchanged by the holder thereof for an interest in the Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Registration Statement in accordance with the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (C) the Registrar receives the following:

                        (1) if the Holder of such an interest in an Initial
                  Global Note proposes to exchange it for an interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof;

                        (2) if the Holder of such an interest in an Initial
                  Global Note proposes to transfer it to a Person who shall take delivery thereof in the form of an interest in an Unrestricted Global Note, a certificate in the form of Exhibit B hereto, including the certification in item 3 thereof; and

                        (3) in each such case set forth in this paragraph (C),
                  an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this paragraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of interests in the Initial Global Note transferred pursuant to this paragraph (iv).

            (v) Notation by the Trustee of Transfer of Interests Among Global Notes. Upon satisfaction of the requirements for transfer of interests in Global Notes pursuant to clauses (iii) or (iv) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Note from which the interests are being transferred, and increase or cause to be increased the aggregate principal amount of the Global Note to which the interests are being transferred, in each case, by the principal amount so transferred and shall direct DTC to make corresponding adjustments in its book-entry system. No transfer of interests of a Global Note shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of such interests only when, the Registrar has made appropriate adjustments to the applicable Global Note in accordance with this paragraph.

      (c) TRANSFER OR EXCHANGE OF RESTRICTED CERTIFICATED NOTES FOR INTERESTS IN A GLOBAL NOTE.

            (i) If any holder of Restricted Certificated Notes proposes to exchange such Notes for an interest in a Global Note or to transfer such Certificated Notes to a Person who takes delivery thereof in the form of an interest in a Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                  (A) if the holder of such Restricted Certificated Notes
            proposes to exchange such Notes for an interest in an Initial Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2 thereof;

                  (B) if such Restricted Certificated Notes are being
            transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

                  (C) if such Restricted Certificated Notes are being
            transferred to a Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof, the Trustee shall cancel the Restricted Certificated Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause
(B) above, the Restricted Global Note, and in the case of clause (C) above, the Regulation S Global Note and direct DTC to make a corresponding increase in its book-entry system.

            (ii) A holder of Restricted Certificated Notes may exchange such Notes for an interest in the Unrestricted Global Note or transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Note only:

                  (A) if such exchange or transfer is effected pursuant to the
            Exchange Registration Statement in accordance with the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) upon receipt by the Registrar of the following
            documentation (all of which may be submitted by facsimile):

                        (1) if the Holder of such Restricted Certificated Notes
                  proposes to exchange such Notes for an interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof;

                        (2) if the Holder of such Restricted Certificated Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an interest in the Unrestricted Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item 3 thereof; and

                        (3) in each such case set forth in this paragraph (C),
                  an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to paragraph (ii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Restricted Certificated Notes transferred pursuant to paragraph (ii) above.

      (d) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES.

            (i) Transfer of a Certificated Note to Another Certificated Note. Following the occurrence of one or more of the events specified in Section 2.06(a), a Certificated Note may be transferred to Persons who take delivery thereof in the form of another Certificated Note if the Registrar receives the following:

                  (A) if the transfer is being effected pursuant to and in
            accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

                  (B) if the transfer is being effected pursuant to and in
            accordance with Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

            (ii) Transfer and Exchange of Restricted Certificated Note for Unrestricted Certificated Note. Following the occurrence of one or more of the events specified in Section 2.06(a), a Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Registration Statement in accordance with the Registration Rights Agreement;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (C) the Registrar receives a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof in the case of a transfer, or in the form of Exhibit C hereto, including the certifications in item 1(c) thereof in the case of an exchange, and, in each case, an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.06(f) hereof are not required in order to maintain compliance with the Securities Act.

            (iii) Exchange of Certificated Notes. When Restricted Certificated Notes are presented by a Holder to the Registrar with a request to register the exchange of such Restricted Certificated Notes for an equal principal amount of Restricted Certificated Notes of other authorized denominations, the Registrar shall make the exchange as requested only if the Restricted Certificated Notes are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and shall be issued only in the name of such Holder or its nominee. The Restricted Certificated Notes issued in exchange shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained herein in each case to the same extent as the Restricted Certificated Notes so exchanged.

            (iv) Return of Certificated Notes. In the event of a transfer pursuant to clauses (i) or (ii) above and the Holder thereof has delivered certificates representing an aggregate principal amount of Notes in excess of that to be transferred, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Certificated Note or Notes of any authorized denomination requested by the Holder, in an aggregate principal amount equal to the portion of the Note not so transferred.

      (e) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the interests in the Initial Global Notes and Restricted Certificated Notes tendered for acceptance by persons participating therein. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Global Notes to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Trustee shall cancel any Restricted Certificated Notes in accordance with Section 2.11 hereof.

      In the case that one or more of the events specified in Section 2.06(a) have occurred, upon the occurrence of such Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes tendered for acceptance by persons participating therein.

      (f) LEGENDS.

      Each Initial Global Note and each Restricted Certificated Note shall bear the legend (the "SECURITIES ACT LEGEND") in substantially the following form:

      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO COLORADO PRIME CORPORATION ("CPC") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CPC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH

RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

      (g) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE

AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE.

      (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all interests in the Global Notes have been exchanged for Certificated Notes, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any interest in a Global Note is exchanged for an interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee to reflect such reduction.

      (i) GENERAL PROVISIONS RELATING TO ALL TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon a written order signed by an Officer of the Company or at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 9.05 hereof).

            (iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

            (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by noticed to the contrary.

      SECTION 2.07. Replacement Notes.

      If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. An indemnify bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced shall be required by the Trustee or the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

      Every replacement Note is an additional obligation of the Company.

      SECTION 2.08. Outstanding Notes.

      Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

      If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.09. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

      The Trustee may require an Officers' Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

      SECTION 2.10. Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

      SECTION 2.11. Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace, or reissue or resell Notes which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to destroy cancelled Notes.

      SECTION 2.12. Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Noteholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

      SECTION 2.13. CUSIP or CINS Number.

      The Company in issuing the Notes may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number.

      SECTION 2.14. Payments of Interest.

     (a) The Holder of a Certificated Note at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Certificated Note subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Additional Interest due on such Interest Payment Date, in which case such defaulted interest and Additional Interest, if any, shall be paid in accordance with Section 2.12; provided that, in the event of an exchange of a Certificated Note for a beneficial interest in any Global Note subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest and Additional Interest payable on such payment date with respect to any such Certificated Note shall be made to the Person in whose name such Certificated Note was registered on such record date. Payments of interest on the Global Notes will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of a Global Note for Certificated Notes subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12 any payment of interest or Additional Interest payable on such Interest Payment Date or other payment date with respect to the Certificated Notes shall be made to the Holder of the Global Note.

      (b) The Trustee shall pay interest and Additional Interest, if any, to DTC, with respect to any Global Note held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

      SECTION 2.15. Ranking. The Notes shall rank pari passu in right of payment with any other senior unsecured Indebtedness of the Company.

                                    ARTICLE 3


                                   REDEMPTION

      SECTION 3.01. Notices to Trustee.

      If the Company wants to redeem Notes pursuant to paragraph (e) of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

      The Company shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

      SECTION 3.02. Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed pursuant to paragraph (e) thereof, the Trustee shall select the Notes to be redeemed in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

      The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) the CUSIP or CINS number(s);

      (d) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

      (g) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

      At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

      SECTION 3.04. Effect of Notice of Redemption.

      Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Notes. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Note during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      SECTION 3.05. Deposit of Redemption Price.

      At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

      SECTION 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                            ARTICLE 4

                            COVENANTS

      SECTION 4.01. Payment of Notes.

      The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

      The Company shall pay interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful.

      SECTION 4.02. Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      SECTION 4.03. Limitation on Transactions with Affiliates and Related Persons.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into directly or indirectly any transaction with any of their respective Affiliates or Related Persons (other than the Company or a Restricted Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $1,000,000 unless a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $5,000,000 the Company shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to the Company or such Restricted Subsidiary, from a financial point of view from an independent financial advisor. The provisions of this covenant shall not apply to (i) transactions permitted by
Section 4.06, (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of , officers, directors and employees of the Company and its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company, (iii) loans to employees in the ordinary course of business which are approved in good faith by the Board of Directors of the Company and (iv) transactions in connection with a Permitted Receivables Financing.

      SECTION 4.04. Limitation on Indebtedness.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except: (i) Indebtedness of the Company or any of its Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness, calculated on a pro forma basis as if such Indebtedness had been Incurred, and such net proceeds received and applied, on the first day of such four full fiscal quarters, would be greater than 2.0 to 1.00; (ii) Indebtedness of the Company and its Restricted Subsidiaries, Incurred under the Credit Agreement in an amount not to exceed $50,000,000; (iii) Indebtedness owed by the Company to any direct or indirect Wholly Owned

Subsidiary of the Company; provided, however, upon either (I) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another direct or indirect Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iv) Indebtedness of the Company or any Restricted Subsidiary under any interest rate agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture (including the Notes), (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date, any Indebtedness Incurred under the prior clause (i) above or the Notes and the Subsidiary Guarantee; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrual amount, if less) of Indebtedness so refunded (plus unused commitments under revolving credit facilities) plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II) (A) in the case of any refunding of Indebtedness that is pari passu with the Notes, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Notes, such refunding Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders of the Notes than those contained in the Indebtedness being refunded,
(B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required Offer to Purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14 and (C) any Indebtedness Incurred to refund any Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company, (vi) Indebtedness of the Company or its Subsidiaries not otherwise permitted to be Incurred pursuant to clauses (i) through (v) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vi), has an aggregate principal amount not in excess of $5,000,000 at any time outstanding, which Indebtedness may be incurred under the Credit Agreement or otherwise; (vii) Indebtedness of the Company under the Notes incurred in accordance with this Indenture; (viii) Indebtedness outstanding on the Issue Date; (ix) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; (x) guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be Incurred hereunder; (xi) Indebtedness pursuant to a Permitted Receivables Financing, provided, however, that Indebtedness Incurred under such Permitted Receivables Financing and Indebtedness Incurred pursuant to clause (ii) above shall not exceed $50,000,000 in the aggregate at any time outstanding; and (xii) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5.0% of Tangible Assets at any time (which amount may, but need not, be Incurred in whole or in part under the Credit Agreement) provided that the principal amount of such Indebtedness does not exceed the fair market value of such property or equipment at the time of Incurrence thereof.

      SECTION 4.05. Limitation on Certain Asset Dispositions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) except in the case of a Permitted Asset Swap, not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any unsubordinated Indebtedness of the Company then outstanding (including a permanent reduction of commitments in respect thereof). Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Company shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $5,000,000 (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purposes (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this Section 4.05 shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of
Section 5.01.

      In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

      SECTION 4.06. Limitation on Restricted Payments.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of the Capital Stock of the Company or any of its Restricted Subsidiaries or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock), or (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company,
(ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a direct or indirect Wholly Owned Subsidiary of the Company, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof: (1) a Default or an Event of Default shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which financial statements are available; plus (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for Capital

Stock of the Company which Indebtedness was Incurred after the Issue Date; plus
(c) 100% of the aggregate after-tax net proceeds, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) of the sale or other disposition of any Investment constituting a Restricted Payment made after the Issue Date; provided that any gain on the sale or disposition included in such after tax net proceeds shall not be included in determining Consolidated Net Income for purposes of clause
(a) above.

      The foregoing provisions shall not be violated by (i) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to clause (v) of Section 4.04, (iii) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Capital Stock of the Company (other than Disqualified Stock), (iv) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (v) the payment of dividends to Holdings in an amount equal to the amount required for Holdings to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries, (vi) payments of up to $500,000 annually for management and financial advisory fees to TC Management L.L.C. pursuant to the terms of a management and consulting agreement entered into between the Company and TC Management L.L.C., (vii) other Restricted Payments of up to $5,000,000 in the aggregate, (viii) payments in lieu of fractional shares in an amount not in excess of $100,000 in the aggregate, (ix) distributions to Holdings to permit Holdings to repurchase its common stock at no more than fair market value (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from present or former Management Investors in an amount not in excess of $2,000,000 in the aggregate and (x) a payment of merger fees to TC Management L.L.C. in connection with the consummation of the Transactions which payment is made on the Issue Date. Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause 3 above), (v), (vi), (vii), (viii) and (ix) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

      For purposes of this Section 4.06, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and
(ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation which shall, in no event, be less than zero); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

      SECTION 4.07. Corporate Existence.

      Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly-Owned Subsidiaries of the Company with or into another Wholly-Owned Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

      SECTION 4.08. Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

         SECTION 4.09.  Notice of Defaults.

         (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

         (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officer's Certificate to the Trustee specifying the Default or Event of Default.

         SECTION 4.10.  Maintenance of Properties.

         The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         SECTION 4.11.  Compliance Certificate.

         The Company shall deliver to the Trustee within 90 days after the close of each fiscal year an Officer's Certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto.

         SECTION 4.12.  Provision of Financial Information.

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, following the effectiveness of the Exchange Offer the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so required. Regardless of whether the Company files such reports or other documents with the Commission, the Company shall (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Notes, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of such annual reports, quarterly reports and other documents, and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of Notes.

         SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.14.  Change of Control.

         Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Company will commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be an integral multiple of $1,000 principal amount. A "CHANGE OF CONTROL" will be deemed to have occurred in the event that (whether or not otherwise permitted by this Indenture), after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "GROUP"), together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 40% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person; (c) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company, (d) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (e) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

         In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

         SECTION 4.15. Limitations Concerning Distributions and Transfers by Restricted Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) the Credit Agreement, (c) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided , however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets, (e) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (f) this Indenture, (g) applicable law, (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this covenant,
(j) restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with Section 4.17 and restrict the transfer of property subject to such agreements or (k) any agreement relating to a Permitted Receivables Financing.

         SECTION 4.16. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, (a) transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or a Wholly Owned Subsidiary of the Company), except that the Company and any such Restricted Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any such Restricted Subsidiary to any Person, subject to complying with Section 4.05 or
(b) issue shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock of a Restricted Subsidiary of the Company to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

         SECTION 4.17.  Limitation on Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Lien on or with respect to any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof, which Lien secures Indebtedness, without making, or causing any such Restricted Subsidiary to make, effective provisions for securing the Notes and all other amounts due under this Indenture (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the Notes and any Indebtedness pari passu with the Notes are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Subsidiary Guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

         The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Indebtedness outstanding under the Credit Agreement and any guarantees thereof to the extent that the Indebtedness secured thereby is permitted to be incurred under Section 4.04; (iii) Liens securing only the Notes and the Subsidiary Guarantees; (iv) Liens in favor of the Company or a Subsidiary Guarantor; (v) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is

Incurred by the Company within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by Section 4.04; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (viii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(vii) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such extension, renewal, refinancing or refunding pursuant to the terms of the Indebtedness extended, renewed, refinanced or refunded by means of a tender offer, exchange offer or private negotiation, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such extension, renewal, refinancing or refunding;
(ix) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee; (x) Liens incurred in the ordinary course of business securing assets not having a fair market value in excess of $250,000 and (xi) Liens incurred in connection with a Permitted Receivables Financing.

         SECTION 4.18.  Future Subsidiary Guarantors.

         The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Restricted Subsidiary after the Issue Date (other than a Securitization Subsidiary) unless, at the time such Restricted Subsidiary has either assets or stockholder's equity in excess of $25,000, such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in Article Ten.



                                    ARTICLE 5

                         MERGERS; SUCCESSOR CORPORATION

         SECTION 5.01. Restriction on Mergers, Consolidations and Certain Sales of Assets.

         The Company shall not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Notes and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04; (iv) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its such Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from Section 4.17, the Company, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Notes as required by said Section 4.17. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly-Owned Subsidiary of the Company or any transaction pursuant to which a Subsidiary Guarantor is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with the provisions of
Section 4.05.

         SECTION 5.02.  Successor Corporation Substituted.

         Upon any consolidation of the Company or any Subsidiary of the Company with, or merger of the Company or any such Subsidiary into, any other Person or any sale, assignment, lease, conveyance or other disposition of all or substantially all of the Company's consolidated assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) in accordance with
Section 5.01, upon the execution of a supplemental indenture by the Surviving Person in form and substance satisfactory to the Trustee (as evidenced by the Trustee's execution thereof), the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Subsidiary, as the case may be, under this Indenture and the Notes or the Subsidiary Guarantee, as the case may be, with the same effect as if such Surviving Person had been named as the Company or such Subsidiary, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes or the Subsidiary Guarantee, as the case may be.



                                    ARTICLE 6

                              DEFAULT AND REMEDIES

         SECTION 6.01.  Events of Default.

         An "Event of Default" occurs if:

         (a) the Company fails to pay principal of (or premium, if any, on) any Note when due;

         (b) the Company fails to pay any interest on any Note when due and payable, and the default continues for 30 days;

         (c) the Company defaults in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase, as described under Sections 4.05 or 4.14 hereof, when due and payable;

         (d) the Company fails to perform or comply with any of the provisions of Section 5.01;

         (e) the Company fails to perform any other covenant or agreement under this Indenture or the Notes, and the default continues for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

         (f) the Company defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company of any of its Subsidiaries having an outstanding principal amount of $5,000,000 or more individually or in the aggregate that has resulted in the acceleration of the maturity of such Indebtedness or the Company or any of its Subsidiaries fails to pay principal when due at the stated maturity of any such Indebtedness;

         (g) there shall have been rendered any final judgment or judgments (not covered by insurance and not subject to appeal) against the Company or any of its Subsidiaries in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         (h) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Subsidiary in an involuntary case or proceeding,

                           (B) appoints a Custodian of the Company or any
                  Subsidiary or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company or any
                  Subsidiary,

         and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (j) the Subsidiary Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under the Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

         The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestration or similar official under any Bankruptcy Law.

         SECTION 6.02.  Acceleration.

         If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) or (i) of Section 6.01) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, by written notice to the Company and the Trustee, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company occurs, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         SECTION 6.03.  Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04.  Waiver of Past Default.

         Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee and the Company may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.01, a Default arising from failure to purchase any Note rendered pursuant to an Offer to Purchase or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in
Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this
Section 6.04 shall be in lieu of Section 316 (a) (1) (B) of the TIA and such
Section 316 (a) (1) (B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.05.  Control by Majority.

         Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316 (a) (1) (A) of the TIA, and such Section 316 (a) (1) (A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.06.  Limitation on Suits.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

         SECTION 6.07.  Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08.  Collection Suit by Trustee.

         If an Event of Default in payment of interest or principal specified in
Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09.  Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustees to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 6.10.  Priorities.

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third:  to the Company.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

         SECTION 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder


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
for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.



                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01.  Duties of Trustee.

         (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of a Default:

                  (i) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

         SECTION 7.02.  Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.03.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

         SECTION 7.04.  Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05.  Notice of Defaults.

         If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Defaults, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 30 days after the occurrence thereof; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Notes or a failure by the Company to comply with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Note.

         SECTION 7.06.  Reports by Trustee to Holders.

         If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b),
(c) and (d).

         A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee in writing if the Notes become listed on any securities exchange or of any delisting thereof.

         SECTION 7.07.  Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any


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
law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expense shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

         The Company shall indemnify the Trustee and its agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including Section 7.07) and of defending itself against any claim (whether asserted by any Noteholder or the Company) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligation under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

         SECTION 7.08.  Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

         (c) a custodian or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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
         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.  Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

         SECTION 7.10.  Eligibility; Disqualification.

         This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

         SECTION 7.11.  Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


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
                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

         SECTION 8.01.  Termination of Company's Obligations.

         (a) Discharge. The Company may terminate its substantive obligations and the substantive obligations of the Subsidiary Guarantors in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by the Company on account of principal of, premium, if any, and interest on all Notes or otherwise.

         (b) Covenant Defeasance. The Company may, provided that no Default or Event of Default has occurred and is continuing on the date of the deposit referred to below or during the period ending on the 95th calendar day after the date of such deposit, or would arise therefrom, terminate, on the 95th calendar day following the deposit referred to below, its obligations and the obligations of the Subsidiary Guarantors contained in Article 5, Sections 4.03 to 4.06, Sections 4.08 to Section 4.18 in respect of the Notes by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged ("UNITED STATES GOVERNMENT OBLIGATIONS") sufficient (without reinvestment) to pay all remaining indebtedness on the Notes, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that CPC's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

         (c) Legal Defeasance. The Company may, provided that no Default or Event of Default has occurred, and is continuing on the date of the deposit referred to below or during the period ending on the 95th calendar day after the date of such deposit or would arise therefrom, terminate, on the 95th calendar day following the deposit referred to below, all of its substantive obligations and all of the substantive obligations of the Subsidiary Guarantors in respect of the Notes (including the Company's obligation to pay the principal of (and premium, if any, on) and interest on the Notes and such Subsidiary Guarantors' guarantee thereof)


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
by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture, to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

         (d) Notwithstanding the foregoing paragraphs 8.01(b) and (c) above, the Company's obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until the securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07, 8.03 and 8.04 shall survive. After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon a Company Request shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under the Notes, the Subsidiary Guarantee and this Indenture other than those surviving obligations specified in this paragraph
(d).

         SECTION 8.02.  Application of Trust Money.

         The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

         SECTION 8.03.  Repayment to Company.

         Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon receipt by the Trustee of the Company's written request accompanied by an Officers' Certificate any excess money held by it at any time. The Trustee shall pay to the Company upon such request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment


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
may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

         SECTION 8.04.  Reinstatement.

         If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.



                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVER

         SECTION 9.01.  Without Consent of Holders.

         The Company and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any
Noteholder:

                  (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

                  (ii) to effect the assumption by a successor Person of all obligations of the Company under the Notes and this Indenture in connection with any transaction complying with Article Five of this Indenture;

                  (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                  (iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (v) to make any change that would provide any additional benefit or rights to the Holders;

                  (vi) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (vii) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor herein and in the Subsidiary Guarantee;

                  (viii) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

                  (ix) to secure the Notes pursuant to the requirements of
         Section 4.17 or otherwise; or

                  (x) to reflect the release of a Subsidiary Guarantor from its obligations with respect to its Subsidiary Guarantee in accordance with the provisions of Section 10.03 and to add a Subsidiary Guarantor pursuant to the requirements of Section 10.06;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

         The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

         (a) change the Stated Maturity of the principal of or any installment of interest on any Note or alter the optional redemption or repurchase provisions of any Note or this Indenture in a manner adverse to the holders of the Notes;

         (b) reduce the principal amount (or the premium) of any Note;

         (c) reduce the rate of or extend the time for payment of interest on any Note;

         (d) change the place or currency of payment of the principal (or premium) of or interest on any Note;

         (e) modify any provisions of this Indenture relating to the waiver of past defaults or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any Note or the Subsidiary Guarantee or the modification and amendment of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected);

         (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default;

         (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

         (h) modify the ranking or priority of the Notes or the Subsidiary Guarantee;

         (i) release the Subsidiary Guarantors from any of their respective obligations under the Subsidiary Guarantee or this Indenture otherwise than in accordance with this Indenture; or

         (j) modify the provisions relating to any Offer to Purchase required under Section 4.05 or Section 4.14 in a manner materially adverse to the Holders of Notes with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

         The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by


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
the Company with certain restrictive provisions of this Indenture. Subject to certain rights of the Trustee, as provided in this Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive any past default under this Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         SECTION 9.03.  Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04.  Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (x) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         SECTION 9.05.  Notation on or Exchange of Notes.


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
         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06.  Trustee to Sign Amendments, etc.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.



                                   ARTICLE 10

                              SUBSIDIARY GUARANTEE

         SECTION 10.01.  Unconditional Subsidiary Guarantee.

         Each Subsidiary Guarantor who is or becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.04. Each such Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or a Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth will become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

         SECTION 10.02. Severability. In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.03.  Release of a Subsidiary Guarantor.

         If the Notes are defeased in accordance with Section 8.01(c), or if all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate covenanting that the Net Available Proceeds from such Asset Disposition shall be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 10.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Ten.

         SECTION 10.04.  Limitation of Subsidiary Guarantor's Liability.

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

         SECTION 10.05.  Contribution.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING SUBSIDIARY GUARANTOR") under the Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor), determined in accordance with GAAP, subject to Section 10.04, for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

         SECTION 10.06.  Execution of Subsidiary Guarantee.

         To further evidence the Subsidiary Guarantee, any Subsidiary Guarantor required to Guarantee the Notes pursuant to the terms of Section 4.18 shall execute the Subsidiary Guarantee in substantially the form set forth in Exhibit A hereto to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each such Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signature upon the Subsidiary Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of such Subsidiary Guarantor.

         SECTION 10.07.  Subordination of Subrogation and Other Rights.

         Each Subsidiary Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Subsidiary Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

         SECTION 10.08.  Ranking.

         Each Subsidiary Guarantee shall rank pari passu in right of payment with any other senior unsecured Indebtedness of the Subsidiary Guarantor executing such Subsidiary Guarantee.

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01.  Trust Indenture Act Controls.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.02.  Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

         if to the Company:


                  Colorado Prime Corporation
                  One Michael Avenue
                  Farmingdale, New York 11735

                  Attention: President

                  Facsimile:  (516) 694-4131
                  Telephone:  (516) 694-1111

         with copies to:

                  Carl Seldin Koerner, Esq.
                  Koerner Silberberg & Weiner, LLP
                  112 Madison Avenue
                  New York, New York 10016

         and

                  Neil Goodman, Esq.
                  Arnold & Porter
                  555 12th Street, N.W.
                  Washington, D.C.  20004

         if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York 10286

                  Attention: Corporate Trust Administration

                  Facsimile:  (212) 815-5915
                  Telephone:  (212) 815-6286

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed, first class, postage prepaid, to a Noteholder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03.  Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

         (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

         (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

         (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA
Section 314(c).

         SECTION 11.05.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.07.  Governing Law.

         The laws of the State of New York shall govern this Indenture, the Notes and the Subsidiary Guarantee without regard to principles of conflicts of law.

         SECTION 11.08.  No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

         SECTION 11.09.  Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of each Subsidiary Guarantor in this Indenture and Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 11.10.  Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 11.11.  Severability.

         In case any provision in this Indenture, in the Notes or in the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 11.12.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.13.  Legal Holidays.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                            [Signature Page Follows]

                                   SIGNATURES



         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                     Very truly yours,

                                     COLORADO PRIME CORPORATION


                                     By: /s/ Thomas S. Taylor
                                         ------------------------------------
                                     Name: Thomas S. Taylor
                                     Title: Chief Financial Officer


                                     KAL-MAR PROPERTIES CORP.


                                     By: /s/ Thomas S. Taylor
                                         ------------------------------------
                                     Name: Thomas S. Taylor
                                     Title: Chief Financial Officer


                                     CONCORD FINANCIAL SERVICES, INC.


                                     By: /s/ Thomas S. Taylor
                                         -----------------------------------
                                     Name: Thomas S. Taylor
                                     Title: Chief Financial Officer


                                     PRIME FOODS DEVELOPMENT CORP.


                                     By: /s/ Thomas S. Taylor
                                         -----------------------------------
                                     Name: Thomas S. Taylor
                                     Title: Chief Financial Officer

                                     THE BANK OF NEW YORK, as Trustee


                                     By: /s/ Stephen J. Giurlando
                                         ----------------------------------
                                     Name:  Stephen J. Giurlando
                                     Title: Assistant Vice President

                                                                         ANNEX A

                              SUBSIDIARY GUARANTORS



KAL-MAR PROPERTIES CORP.
CONCORD FINANCIAL SERVICES, INC.
PRIME FOODS DEVELOPMENT CORP.

                                                                       EXHIBIT A

                           COLORADO PRIME CORPORATION
CUSIP NO.:
No.                                                                      $

                           12.50% SENIOR NOTE DUE 2004

         Colorado Prime Corporation promises to pay to         or registered
assigns the principal sum of             Dollars on the Maturity Date of May 1,
2004.

Interest Payment Dates:    May 1 and November 1, beginning November 1,
                           1997.

Record Dates:              April 15 and October 15, beginning October 15, 1997.

         IN WITNESS WHEREOF, COLORADO PRIME CORPORATION has caused this instrument to be executed in its corporate name by a facsimile signature of its ________________ and its _______________ and has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                     COLORADO PRIME CORPORATION


                                     By________________________
                                       Name:
                                       Title:

[SEAL]

Dated:                               By________________________
                                       Name:
                                       Title:

Certificate of Authentication:

         This is one of the 12.50% Senior Notes due 2004 referred to in the within-mentioned Indenture.

The Bank of New York, Trustee

By  ________________________________  Date:
    Authorized Signatory

                              [REVERSE OF SECURITY]

                           COLORADO PRIME CORPORATION

                           12.50% Senior Note due 2004


         (a) Interest.

         Colorado Prime Corporation, a Delaware corporation (the "COMPANY"), promises to pay interest at the rate of 12.50% per annum on the principal amount of this Note semiannually commencing on November 1, 1997, until the principal hereof is paid or made available for payment. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 9, 1997, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

         (b) Method of Payment.

         The interest payable on the Notes, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the person in whose name this Note is registered at the close of business on the regular record date, which shall be the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Note will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register and in the case of the Global Notes (as defined in the Indenture) may be made in immediately available funds.

         (c) Paying Agent and Registrar.

         Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Notes. The Company or any of its Subsidiaries may act as Registrar or co-Registrar but may not act as Paying Agent.

         (d) Indenture.

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 12.50% Senior Notes due 2004 (the "NOTES"), limited in aggregate principal amount to $100,000,000 (except for Notes issued in substitution for destroyed, lost or stolen Notes) issuable under an indenture dated as of May 9, 1997 (the "INDENTURE"), between the Company, the Subsidiary Guarantors (as defined in the Indenture) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "ACT") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Act for a statement of them. Each Noteholder, by accepting a Note, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

         Capitalized terms contained in this Note to the extent not defined herein shall have the meanings assigned to them in the Indenture.

         (e) Optional Redemption.

         The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after May 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at his address appearing in the register for the Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to but excluding the date fixed for redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12- month period beginning May 1 of the years indicated:

              YEAR                                            PERCENTAGE

              2002                                            106.250%
              2003                                            103.125


         In addition, prior to May 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price (expressed as a percentage of the principal amount) of 112.50% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption, with the net cash proceeds received by the Company or Holdings from one or more public or private offerings of Capital Stock (other than Disqualified Stock) of the Company or Holdings; provided, however, that at least $65,000,000 in aggregate principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Notes not later than 60 days following the consummation of such offering.

         Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

         The Notes will not have the benefit of any sinking fund.

         (f) Purchase upon Occurrence of a Change of Control

         Within 30 days of the occurrence of a Change of Control, the Company will offer to purchase all of the Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

         (g) Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. On and after the redemption date, interest ceases to accrue on those Notes or portion of them called for redemption.

         (h) Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption.

         (i) Persons Deemed Owners.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

         (j) Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Notes entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

         (k) Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

         (l) Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Notes.

         (m) Restrictive Covenants.

         The Indenture restricts, among other things, the ability of the Company or any of its Subsidiaries to permit certain Liens to be imposed on their assets, to make certain Restricted Payments and Investments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Notes with the net cash proceeds of certain Asset Dispositions. The Company must report annually to the Trustee on compliance with the covenants in the Indenture.

         (n) Successor Corporation.

         Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

         (o) Defaults and Remedies.

         If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

         (p) Trustee Dealings with Company.

         The Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         (q) No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         (r) Authentication.

         This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

         (s) Abbreviations.

         Customary abbreviations may be used in the name of Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         (t) CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         (u) Governing Law.

         The laws of the State of New York shall govern the Indenture, this Note and the Subsidiary Guarantee without regard to principles of conflicts of law.

         The Company will furnish to any Holder of record of Notes upon written request and without charge a copy of the Indenture.

                                SENIOR GUARANTEE


         The Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "SUBSIDIARY GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

         The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.


                                     KAL-MAR PROPERTIES CORP.


                                     By: ______________________________________
                                     Name:
                                     Title:


                                     CONCORD FINANCIAL SERVICES, INC.


                                     By: ______________________________________
                                     Name:
                                     Title:

                                     PRIME FOODS DEVELOPMENT CORP.


                                     By: ______________________________________
                                     Name:
                                     Title:

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_____________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Dated:_____________________________  Signed:___________________________________
                                            (Sign exactly as name appears
                                             on the other side of this Note)


Signature Guarantee:__________________________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of The Bank of New York, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by The Bank of New York in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the Holder want to elect to have this Note purchased by the Company, check the box: / /

If you want to elect to have only part of this Note purchased by the Company, state the amount: $________

Dated:__________________ Your signature:______________________________________
                                         (Sign exactly as name appears on the
                                         other side of this Note)


Signature Guarantee:__________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of The Bank of New York, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by The Bank of New York in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


Colorado Prime Corporation
One Michael Avenue
Farmingdale, New York 11735

Attention:

[Name and Address of Registrar]

              Re:     12.50% Senior Notes due 2004

         Reference is hereby made to the Indenture, dated as of May 9, 1997 (the "INDENTURE"), between Colorado Prime Corporation (the "COMPANY"), the Subsidiary Guarantors listed therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ , (the "TRANSFEROR") owns and proposes to transfer the Note[s] specified in Annex A hereto in the principal amount of $___ (the "TRANSFER"), to (the "TRANSFEREE"), as further specified in Annex A hereto. In the event that Transferor holds Certificated Notes, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Notes proposed to be Transferred. In connection with the Transfer, the Transferor hereby certifies that:

         1. / / CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE RESTRICTED GLOBAL NOTE OR RESTRICTED CERTIFICATED NOTES PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Note will be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

         2. / / CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE REGULATION S GLOBAL NOTE PURSUANT TO REGULATION S OR CERTIFICATED NOTES PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Note will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Note and in the Indenture and the Securities Act.

         3. / / CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE UNRESTRICTED GLOBAL NOTE. The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Notes will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

         4. / / CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN AN UNRESTRICTED CERTIFICATED NOTE. One or more of the events specified in Section 2.06(a) of the Indenture have occurred and the Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Notes will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee.





                                    __________________________________________
                                    [Insert Name of Transferor]


                                     By:______________________________________
                                        Name:
                                        Title:



Dated:___________________

                         FORM OF ANNEX A TO CERTIFICATE
                                   OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  / /   Interests in the

         (i)    / /   Restricted Global Note (CUSIP ____), or

         (ii)   / /   Regulation S Global Note (CINS ____).

     (b)  / /   Certificated Note.

2.   That the Transferee will hold:

                                   [CHECK ONE]

     (a)  / /   Interests in the:

         (i)   / /    Restricted Global Note (CUSIP ____), or

         (ii)  / /    Regulation S Global Note (CINS ____), or

         (iii) / /    Unrestricted Global Note (CUSIP ____);

or

     (b)  / /   Restricted Certificated Notes;

     (c)  / /   Unrestricted Certificated Notes;

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


Colorado Prime Corporation
One Michael Avenue
Farmingdale, New York 11735

Attention:

[Name and Address of Registrar]

              Re:     12.50% Senior Notes due 2004

                              (CUSIP_____________)
         Reference is hereby made to the Indenture, dated as of May 9, 1997 (the "INDENTURE"), between Colorado Prime Corporation (the "COMPANY"), the Subsidiary Guarantors listed therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________, (the "HOLDER") owns and proposes to exchange the Note[s] specified herein, in the principal amount of $___ (the "EXCHANGE"). In the event Holder holds Certificated Notes, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Notes proposed to be Exchanged. In connection with the Exchange, the Holder hereby certifies that:

         1. EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR INTERESTS IN THE INITIAL GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR UNRESTRICTED GLOBAL NOTES

         (a) / / CHECK IF EXCHANGE IS FROM INITIAL GLOBAL NOTES TO THE UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Holder's Initial Global Note to the Unrestricted Global Note in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Global Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT") and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

         (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTES TO AN INTEREST IN THE UNRESTRICTED GLOBAL NOTE. In connection with the Holder's Exchange of Restricted Certificated Notes for an Interest in the Unrestricted Global Note, (i) the Interest in the Unrestricted Global Note is being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and
(iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

         (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTES TO UNRESTRICTED CERTIFICATED NOTES. In connection with the Holder's Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Holder hereby certifies (i) the Unrestricted Certificated Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) one or more of the events specified in Section 2.06(a) of the Indenture have occurred.

     2. / / CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTES TO INTERESTS IN AN INITIAL GLOBAL NOTE. In connection with the Exchange of the Holder's Restricted Certificated Note for interests in the Initial Global Note in the [CHECK ONE] o Restricted Global Note, o Regulation S Global Note, with an equal principal amount, (i) the interests in the Initial Global Note are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Certificated Notes and pursuant to and in accordance with the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Interest in the Initial Global Note will be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Initial Global Notes and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee.



                                     _________________________________________
                                     [Insert Name of Holder]


                                      By:_____________________________________
                                         Name:
                                         Title:

Dated:__________________